UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): Mar ch 9, 2020 (March 9, 2020)

ProShares Trust II

(Exact name of registrant as specified in its charter)

Delaware	001-34200	87-6284802
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Michael L. Sapir

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

(240) 497-6400

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Michael M. Phillip

c/o Morgan Lewis & Bockius LLP

77 West Wacker Drive

Chicago, Illinois 60601

and

Richard F. Morris

c/o ProShare Capital Management LLC

7501 Wisconsin Avenue

Suite 1000E

Bethesda, Maryland 20814

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
ProShares UltraPro 3x Crude Oil ETF	OILU	NYSE Arca
ProShares UltraPro 3x Short Crude Oil ETF	OILD	NYSE Arca

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01.	Other Events

The Prospectus and Disclosure Document for each Fund is hereby revised to reflect that:

In the event that Fund’s intraday portfolio value (referred to as its “IOPV” or “IIV”) decreases by 70% or more at any point during a Fund’s Business Day, the Sponsor, in its sole discretion, in order to maintain the integrity of the ongoing operation of the Fund or for other reasons, may cause such Fund to liquidate some or all of its positions and, in lieu of such positions, invest such assets in cash or money market instruments. These actions may be taken without prior notification to shareholders and would be expected to cause the Fund not to perform consistent with its investment objective. Under these circumstances, consistent with its general authority, the Sponsor may, but is not obligated to, cause the Fund to be terminated and dissolved.

In addition, the risk disclosure contained in the first paragraph relating to correlation risk is replaced in its entirety as follows:

While the Funds seek to meet their investment objectives, there is no guarantee they will do so. Factors that may affect a Fund’s ability to meet its investment objective include: (1) the Sponsor’s ability to purchase and sell each Fund’s Financial Instruments in a manner that correlates to a Fund’s objective, including the Sponsor’s ability to enter into new futures positions and swap contracts to replace exposure that has been reduced or terminated by a futures commission merchant or counterparty to the Fund; (2) an imperfect correlation between the performance of the Financial Instruments held by a Fund and the performance of the corresponding benchmark; (3) bid-ask spreads on each Fund’s Financial Instruments; (4) fees, expenses, transaction costs, commissions, financing costs and margin requirements associated with the use of each Fund’s Financial Instruments; (5) holding or trading Financial Instruments in a market that has become illiquid or disrupted; (6) a Fund’s Share prices being rounded to the nearest cent and/or other valuation methodologies; (7) changes to a benchmark that are not disseminated in advance; (8) the need to conform a Fund’s Financial Instruments to comply with investment restrictions or policies or regulatory or tax law requirements; (9) early and unanticipated closings of the markets on which the holdings of a Fund trade; (10) accounting standards; (11) differences caused by a Fund obtaining exposure to only a representative sample of the components of a benchmark, overweighting or underweighting certain components of a benchmark or obtaining exposure to assets that are not included in a benchmark; and (12) large movements of assets into and/or out of a Fund.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2020

ProShares Trust II

/s/ Todd B. Johnson
Todd B. Johnson Principal Executive Officer